RF INDUSTRIES, LTD.
                                7610 Miramar Road
                                  Building 7200
                            San Diego, CA 92126-4202

         NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS
                         WILL BE HELD ON March 31, 1998



     An Annual Meeting of Shareholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the office of the Company at 7610 Miramar Road, Building 7200, San Diego, CA 92126-4202 on Tuesday, March 31, 1998, at 2:00 p.m., Pacific Standard Time, for the following purposes:

1. To elect five directors of the Company who shall serve until the 1999 Annual Meeting of Shareholders (and until the election and qualification of their successors).

2. To ratify the selection of J. H. Cohn LLP as the Company's independent public accountants for the fiscal year ending October 31, 1998.

3. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 11, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A complete list of such shareholders will be available at the executive offices of the Company for ten (10) days before the meeting.

     All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                        By Order of the Board of Directors

                                        Terrie A. Gross,
                                        Corporate Secretary
                                        Chief Financial Officer

San Diego, California
February 20, 1998

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


General
-------

     The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Tuesday, March 31, 1998, at 2:00 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the office of the Company at 7610 Miramar Road, Building 7200, San Diego, CA 92126-4202. This Proxy Statement and the accompanying Proxy and annual report were mailed to shareholders on or about February 20, 1998.

Voting
------

     Only shareholders of record at the close of business on February 11, 1998, will be entitled to vote at the Annual Meeting. On February 11, 1998, there were approximately 1,755 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

     On each or any other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote (where the holders of a majority of the shares entitled to vote are present in person or by Proxy) will be necessary to approve the matter.

Revocability of Proxies
-----------------------

     When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, Building 7200, San Diego, CA 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation
------------

     The Company will bear the entire cost of the solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.

PROPOSAL 1:

                      NOMINATION AND ELECTION OF DIRECTORS

     Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Five directors are to be elected at the Annual Meeting. Three of the nominees for director, Mr.Benz, Mr. Hill & Mr. Ehret were elected by the shareholders at the Company's 1995 annual meeting of share-holders, while Mr.Jacobs and Mr. Hooper were appointed by the current directors in 1997 & 1998, respectively.

     The five candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each person nominated for election has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the fiv nominees named below.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees
--------

         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 1997.


Name                               Age                Director Since
-----                             -----              ----------------
Jack A. Benz                       64                      1990
John R. Ehret                      60                      1991
Howard F. Hill                     57                      1979
Henry E. Hooper                    44                      1998
Robert Jacobs                      45                      1997


     Jack A. Benz is an electronics engineer by education, holding a degree from Milwaukee School of Engineering. He has been involved in the sales and marketing end of the electronics and communications industry for over 40 years. He has owned businesses in the manufacturers representative and export field. He managed RF Industries, Ltd. when it operated as a separate company in Florida prior to its acquisition in 1987 by Celltronics, the predecessor company to RF Industries.

     John R. Ehret holds a B.S. degree in Industrial Management from the University of Baltimore. He is Vice-President, Chief Financial Officer, and co-owner of TPL Electronics of Los Angeles, California. He has been in the electronics industry for over 30 years.

     Howard F. Hill, a founder of the Company in 1979, has degrees in Manufacturing Engineering, Quality Engineering and Industrial Management. He took over the presidency of the Company in July of 1993. He has held various positions in the electronics industry over the past 30 years.

     Henry E. Hooper has a bachelor's and master's degree from Yale University. He serves as the Director of Technical Knowledge Support at TESSCO Technologies, a distributor of wireless communications products and services. Before TESSCO, Mr. Hooper served as a VP of sales and marketing with a textile manufacturing company. Mr. Hooper has been in the telecommunications industry for over 10 years.

     Robert Jacobs is RF Industries' Account Executive at Neil Berkman Associates and coordinates the Company's investor relations. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 16 years.

     Terrie Gross joined the Company in January 1992 as Accounting Manager. She was elected to Corporate Secretary in February 1995, and elected to Chief Financial Officer in May 1997.

Board Committees and Meetings
-----------------------------

     During the fiscal year ended October 31, 1997, the Board of Directors held 2 meetings. The Board of Directors is in the process of forming an Audit Committee and Compensation Committee. All members of the Board of Directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. The directors do not receive any compensation for each Board of Director's meeting personally attended. Executive officers serve at the discretion of the Board of Directors.

         During the fiscal year ended October 31, 1997, each Board of Directors member attended at least 75% of the aggregate of the meetings of the Board of Directors on which he served.

Executive Compensation
----------------------

     SUMMARY OF CASH AND OTHER COMPENSATION. The following table sets forth compensation for services rendered in all capacities to the Company during the fiscal year ended October 31, 1997, by the named executive officer for whom disclosure is required.




                            Annual Compensation    Long-Term Compensation Awards
                            -------------------    -----------------------------


                                                     Securities     Restricted
                                                     Underlying    Stock Awards
                                          Salary    Options/SARs       ($)
Name and Principal Position    Year        ($)          ($)           -----
---------------------------    ----       ------       -----

Howard F Hill, President       1997      85, 000       4, 000          -0-
     Chief Executive
     Officer and Director      1996      85, 000       4, 000          -0-


     OPTION GRANTS. The following table contains information concerning the stock option grants to the Company's Chief Executive Officer for the fiscal year ended October 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR




                                 Securities              % of Total
                                 Underlying            Options Granted           Exercise or
                                   Options             to Employees in            Base Price              Expiration
Name                            Granted (#)              Fiscal Year               ($/Share)                  Date
----                           --------------          --------------            ------------               -------
Howard F. Hill, President
Incentive Stock Option             2, 000                    7%                      2.50                October, 2007
Non-Qualified Option               2, 000                    9%                      2.13                October, 2007



     OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning option exercises and option holdings under the 1990 Employee Stock Plan and the Employee Agreement for the year ended October 31, 1997, with respect to the Company's Chief Executive Officer:


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES




                                                             Number of Unexercised              Value of Unexercised
                                                            Options/SARs at Fiscal           In-the-Money Options/SARs
                                                                 Year-End (#)                  at Fiscal Year end ($)

                                      Value Realized
                       Shares        Market Price at
                      Acquired        Exercise Less
Name                Exercise (#)    Exercise Price ($)    Exercisable     Unexercisable      Exercisable        Unexercisable
----                ------------    ------------------    -----------     -------------      -----------        -------------


Howard F. Hill,         20, 000           100, 000           349, 333         166, 667          797, 079            400, 000
   President


Employment Agreement
--------------------

     The Company has no employment or severance agreements for payments of more than $100,000. The Company entered into a six year, renewable employment agreement on June 1, 1994, with Mr. Hill providing for annual compensation of $85,000 plus a bonus to be determined by the Board of Directors. The employment agreement granted Mr. Hill options to acquire 500,000 shares of common stock at $.10 per share. Such options vest ratably over the six year term of the employment agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1997 by: ( i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.

                                                  Number of
                                                  Shares (1)      Percentage (1)
Title of             Name and Address             Beneficially     Beneficially
Class                of Beneficial Owner             Owned            Owned
---------            -------------------         ------------     --------------

Common Stock         Jack A. Benz                   52,000 (2)            1.7%
                     7610 Miramar Road
                     Building 6000
                     San Diego, CA 92126-4202

Common Stock         Howard H. Hill                374, 830 (3)          12.2%
                     7610 Miramar Road
                     Building 6000
                     San Diego, CA 92126-4202

Common Stock         John R. Ehret                  25, 000 (4)           0.8%
                     7610 Miramar Road
                     Building 6000
                     San Diego, CA 92126-4202

Common Stock         Robert Jacobs                  51, 000 (5)           1.6%
                     7610 Miramar Road
                     Building 6000
                     San Diego, CA 92126-4202

Common Stock         Henry E. Hooper                    500              0.01%
                     7610 Miramar Road
                     Building 6000
                     San Diego, CA 92126-4202

Common Stock         Terrie Gross                    20,000 (6)           0.6%
                     7610 Miramar Road
                     Building 6000
                     San Diego, CA 92126-4202

                     All Directors and Officers     523,330 (7)          17.0%
                     as a Group (5 Persons)

Common Stock         Mr. & Mrs. Stuart Schapiro       167,200             5.4%
                     Rock Associates
                     41 Winged Foot Drive
                     Larchmont, NY  10538

Common Stock         Hytek International, Ltd.      1,227,167            40.0%
                     690 West 28th Street
                     Hialeah, FL  33010

(1) Shares available through outstanding options which are exercisable within 60 days of this report are treated as outstanding for purposes of computing the number and percentage of shares each stockholder beneficially owns.

(2) Includes 12,000 shares which Mr.Benz has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(3) Includes 349,333 shares which Mr Hill has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(4) Includes 8,000 shares which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(5) Includes 30,000 shares which Neil Berkman Associates has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(6) Includes 14,500 shares which Terrie Gross has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(7) Includes 413,833 shares which all Directors and Officers, as a group, have the right to acquire upon exercise of options exercisable within 60 days of the date of this report.

There is no arrangement known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.


Compliance With Section 16(a) of the Exchange Act
-------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.


Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 1997, that its officers and directors complied with the filing requirements under Section 16(a).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE BOARD NOMINEES.


                                   PROPOSAL 2:
                              SELECTION OF AUDITORS

Subject to stockholder approval at the Annual Meeting, the Board has selected J.H. Cohn and Company to continue as the Company's independent auditors for the fiscal year ending October 31, 1997. A representative of J.H. Cohn and Company is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of J.H. Cohn and Company as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn and Company to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a changes would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn and Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                             STOCKHOLDERS' PROPOSALS

     Stockholders who intend to submit proposals at the 1999 Annual Meeting must submit such proposals to the Company no later than February 1, 1998 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to RF Industries, Ltd., 7610 Miramar Road, Building 7200, San Diego, CA 92126-4202

                                 ANNUAL REPORTS

     The Company's 1997 Annual Report on Form 10-KSB which includes audited financial statements for the Company's fiscal year ended October 31, 1997, is being mailed with the Proxy Statement to stockholder of record on or about February 11, 1998.

                                  OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However,if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.


Terrie A. Gross,
Corporate Secretary
Chief Financial Officer


San Diego, California
February 20, 1998

President's Letter to Shareholders
February 10, 1998


Fellow Shareholders:

Fiscal 1997 was a good year for RF Industries. We have now achieved four consecutive years of increasing revenues and profits. Since 1993, sales have grown 235%, equal to a compound annual average growth rate of 39%.

Net sales for the fiscal year ended October 31, 1997 increased 13% to $6,831,000, compared to sales of $6,084,000 in 1996. Net income increased 8% to a record $601,000; or $.19 per share, compared to $561,000, or $.19 per share, last year. Earnings per share were affected by an increase in the weighted average number of shares outstanding to 3,233,936 compared to 2,994,016 at the end of fiscal 1996.

At October 31, 1997, RF Industries' order backlog was approximately $4,219,000, compared to a backlog of $3,123,000 at October 31, 1996. Our balance sheet is still debt free, with cash and short term investments of $1,520,000, working capital of $4,493,000, or $1.47 per share, a current ratio of 11 to 1, total assets of $5,156,000 and stockholders equity of $4,706,000, or $1.54 per share.


RF CONNECTORS DIVISION

Our record  fiscal 1997  results  reflect the  excellent  performance  of the RF
Connectors  Division,   where  sales  increased  24%  to  a  record  $5,009,000.
Connectors' strong growth accounted for RF Industries' entire fiscal 1997 operating profits. This strong performance is due to the recent addition of a number of large national and international distributors, which have only recently begun to ramp up their connector sales. Connectors' sales and earnings should benefit as these distributors penetrate the market and gain acceptance for RFI's connector products. Earnings may also benefit in the short term from temporary weakness in materials prices and competitive pressures affecting our Asian suppliers.

We are continuing product development efforts and expect soon to introduce new RF connector products for several applications including Personal Communications Service (PCS), Geo Positioning Satellite (GEO) and Original Equipment Manufacturer (OEM) defined requirements. A number of customized RF connector products are also being designed to address specialized applications in the rapidly growing wireless market.

RF Connectors' newly formed Cable Assembly operation has demonstrated excellent start-up results. We believe that this operation, which provides customized and small quantity cable and connector assemblies for our connector customers, will contribute to RF Connectors' sales and earnings in fiscal 1998.

President's Letter to Shareholders
February 10, 1998                                                         Page 2

We anticipate increased sales of our special design large connectors due to RFI=s expanded distribution base and the rapidly growing PCS digital telecommunications industry. The outlook is also strong for increasing sales of our subminiature connector product line, which accounted for 12% of connector sales in fiscal 1997.

RF NEULINK DIVISION

Neulink's fiscal 1997 sales of $1,776,000 enabled the division to achieve break-even results. The disappointing sales and earnings were due to order delays from three of Neulink's major customers.

We are encouraged, however, with the recent reinstatement of our contract for production of additional Emergency Alert System (EAS) products. Production of EAS systems were put on hold in the second quarter of fiscal 1997 due to FCC delays in mandating system integration for cable television companies. This customer, a Fortune 100 company, is now projecting a larger market than previously anticipated.

Neulink is continuing to ship Synthesized Digital Paging transmitters to our Chinese distributor. In addition, we have also recently received new orders from China and South America for Neulink 9600 wireless digital modems addressing UHF and VHF frequencies.

Neulink's engineering efforts are directed toward the introduction of new, lower cost products with improved performance. One of these products, a specialized high-speed wireless data modem targeted for domestic and foreign military applications, is being developed under a paid contract from a Fortune 500 company. Neulink will retain production and manufacturing rights for this product, which has strong potential to achieve steady sales in numerous applications for many years to come.

As we begin the new fiscal year, RF Industries is at the strongest point in its history. Our dedicated and experienced management team, strong balance sheet and excellent product offerings have positioned the company for continued growth.

I would like to take this opportunity to thank all RFI's valued employees for their dedication and efforts in making fiscal 1997 our best year ever. A special Thank You is due to our shareholders for their continued long-term support throughout the years.


Sincerely,


Howard F. Hill
President/C.E.O.

PROXY VOTE CARD


FRONT SIDE:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.



Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope. To assist you in voting your shares, you may also vote by faxing a copy of this Proxy to (619) 549-6345. If you choose to fax this Proxy you must also mail the original Proxy in the enclosed envelope no later than March 31, 1998.




BACK SIDE:

                                      PROXY
                               RF INDUSTRIES, LTD.
                              A Nevada Corporation
                         ANNUAL MEETING OF SHAREHOLDERS
                                 March 31, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack A. Benz, Howard F. Hill, John Ehret, Robert Jacobs and Henry Hooper as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote as designated below, all of the shares of Common Stock of RF Industries, Ltd. held of record by the undersigned on February 11, 1998, at the Annual Meeting of Shareholders to be held at the offices of the Company at 7610 Miramar Road, Building 7200, San Diego, CA 92126-4202 of Tuesday, March 31, 1998, at 2:00 p.m. Pacific Daylight Time, or any adjournments or postponement thereof.

1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.


      o FOR all nominees listed below         o WITHOLD AUTHORITY
       (except as marked contrary below)       (except as marked contrary below)



    Jack A. Benz, Howard F. Hill, John Ehret, Robert Jacobs and Henry Hooper
(INSTRUCTIONS:   To  withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)
 ______________________________________________________________________

2. PROPOSAL TO RATIFY APPOINTMENT OF J.H. COHN AS INDEPENDENT AUDITORS.
       o FOR                     o AGAINST                 o ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on reverse side)